UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2005 (June 29, 2005)

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2005, Axesstel, Inc. (the “Company”) entered into an indemnification agreement with Mr. H. Clark Hickock, its Chief Operating Officer. The Company has previously entered into similar agreements with its other directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by law with respect to indemnification. The indemnification agreements provide that the Company will maintain directors’ and officers’ liability insurance in reasonable amounts from established insurers, subject to certain limitations. The indemnification agreements also provide for partial indemnification for a portion of expenses incurred by a director or officer even if he is not entitled to indemnification for the total amount. The Company believes these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ DAVID L. MORASH
David L. Morash
President and Chief Financial Officer

Date: July 1, 2005